As filed with the Securities and Exchange Commission on August 8, 2019

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________

First US Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	63-0843362
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

__________________________

FIRST US BANCSHARES, INC.

2013 INCENTIVE PLAN

(as amended on May 2, 2019)

(Full title of the plan)

__________________________

James F. House
President and Chief Executive Officer
First US Bancshares, Inc.
3291 U.S. Highway 280
Birmingham, Alabama 35243
(205) 582-1200

(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:
Andrew S. Nix Laura E. Sanders
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions/Harbert Plaza
Birmingham, Alabama 35203
(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

____________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share, of First US Bancshares, Inc.	450,000 shares	$9.30 per share	$4,185,000.00	$507.22

(1)

This registration statement (this “Registration Statement”) registers the issuance of an additional 450,000 shares of the common stock, par value $0.01 per share (the “Common Stock”), of First US Bancshares, Inc. (the “Registrant”), which are issuable pursuant to the First US Bancshares, Inc. 2013 Incentive Plan (as amended on May 2, 2019) (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may be issued in connection with any stock or extraordinary cash dividends, stock splits, reverse stock splits, stock dividends, any extraordinary corporate transaction (such as any recapitalization, reorganization, merger, consolidation, combination or exchange) or other relevant change in capitalization pursuant to the anti-dilution provisions of the Plan.

(3)

Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Common Stock reported on the NASDAQ Global Select Market as of a date (August 7, 2019) within five business days prior to the filing of this Registration Statement on Form S-8.

EXPLANATORY NOTE

The Board of Directors and the shareholders of the Registrant have approved an increase in the number of shares available for issuance under the Plan. This Registration Statement is being filed in order to register an additional 450,000 shares of Common Stock that may be sold pursuant to the terms and conditions of the Plan, as well as to register an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (No. 333-189113) previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference and made a part hereof:

▪	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 15, 2019;

▪	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 10, 2019;

▪	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Commission on August 7, 2019;

▪	The Registrant’s Current Reports on Form 8-K filed with the Commission after the fiscal year ended December 31, 2018; and

▪

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement filed on Form S-4 on February 6, 1997 (File No. 333-21241), including any amendment or report filed for the purposes of updating such description.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are furnished as part of this Registration Statement:

Exhibit No.     Item

4.1	Certificate of Incorporation of United Security Bancshares, Inc. (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q (File No. 000-14549), filed on November 12, 1999)

4.2

Certificate of Amendment to the Certificate of Incorporation of United Security Bancshares, Inc., effective as of October 11, 2016 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-14549), filed on October 11, 2016)

4.3	Bylaws of First US Bancshares, Inc., effective as of October 11, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 000-14549), filed on October 11, 2016)

4.4

Form of Nonqualified Stock Option Agreement (Employees – Three-Year Vesting – 2016 Grants) (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K (File No. 000-14549), filed on March 11, 2016)*

4.5

Form of Nonqualified Stock Option Agreement (Employees – Three-Year Vesting – 2017 and 2018 Grants) (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K (File No. 000-14549), filed on March 15, 2018)*

4.6

Form of Restricted Stock Award Agreement under the United Security Bancshares, Inc. 2013 Incentive Plan (incorporated by reference to Exhibit 10.12 to the Annual Report on Form 10-K (File No. 000-14549), filed on March 15, 2017)*

4.7	First US Bancshares, Inc. 2013 Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 000-14549), filed on May 10, 2019)*

5.1 #	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

23.1 #	Consent of Carr, Riggs & Ingram, LLC, independent registered public accounting firm

23.2 #	Consent of Maynard, Cooper & Gale, P.C. (contained in Exhibit 5.1 to this Registration Statement)

24.1 #	Powers of Attorney (included on the signature pages to this Registration Statement)
_________________ # Filed herewith. *Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 8, 2019.

FIRST US BANCSHARES, INC.

By:	/s/ James F. House
	Name:	James F. House
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. House his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of August, 2019.

Signature	Title	Date

/s/ James F. House	President, Chief Executive Officer and Director	August 8, 2019
James F. House	(Principal Executive Officer)

/s/ Thomas S. Elley	Vice President, Treasurer, Assistant Secretary,	August 8, 2019
Thomas S. Elley	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew C. Bearden	Director	August 8, 2019
Andrew C. Bearden

/s/ Robert Stephen Briggs	Director	August 8, 2019
Robert Stephen Briggs

/s/ Sheri S. Cook	Director	August 8, 2019
Sheri S. Cook

/s/ John C. Gordon	Director	August 8, 2019
John C. Gordon

/s/ David P. Hale	Director	August 8, 2019
David P. Hale

/s/ William G. Harrison	Director	August 8, 2019
William G. Harrison

/s/ J. Lee McPhearson	Director	August 8, 2019
J. Lee McPhearson

/s/ Jack W. Meigs	Director	August 8, 2019
Jack W. Meigs

/s/ Aubrey S. Miller	Director	August 8, 2019
Aubrey S. Miller

/s/ Donna D. Smith	Director	August 8, 2019
Donna D. Smith

/s/ Howard M. Whitted	Director	August 8, 2019
Howard M. Whitted

/s/ Bruce N. Wilson	Director	August 8, 2019
Bruce N. Wilson

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